Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)     |__|

___________________________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

400 South Hope Street
Suite 400
Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

___________________________

Meritor, Inc.
(Exact name of obligor as specified in its charter)

Indiana	38-3354643
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Name of	Jurisdiction of	I.R.S.
Additional Registrant	Incorporation or	Employer Identification
	Organization	Number
Arvin European Holdings (UK) Limited	England and Wales	38-3559691
Arvin Holdings Netherlands B.V.	Netherlands	98-0589784
Arvin Technologies, Inc.	Michigan	38-3349979
ArvinMeritor Brake Holdings, LLC	Delaware	25-1251994
ArvinMeritor Filters Holding Co., LLC	Delaware	38-2060287
ArvinMeritor Filters Operating Co., LLC	Delaware	73-1305936
ArvinMeritor, Inc.	Delaware	36-3739286
ArvinMeritor Limited	England and Wales	98-0110847
ArvinMeritor OE, LLC	Delaware	38-3622443
Arvinmeritor Sweden AB	Sweden	98-0473144
ArvinMeritor Technology, LLC	Delaware	52-2196523
AVM, Inc.	South Carolina	36-3739285
Maremont Corporation	Delaware	13-2986138
Maremont Exhaust Products, Inc.	Delaware	36-3739284
Meritor Aftermarket USA, LLC	Delaware	26-2497100
Meritor Cayman Islands, Ltd.	Cayman Islands	38-3559688
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC	Delaware	38-3441039
Meritor Heavy Vehicle Systems, LLC	Delaware	38-3371768
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	25-1407192
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	38-3436040
Meritor Holdings, LLC	Delaware	98-0439989
Meritor Holdings Netherlands B.V.	Netherlands	98-0218743
Meritor, Inc.	Nevada	52-2092391
Meritor International Holdings, LLC	Delaware	90-0218822
Meritor Luxembourg S.A.R.L.	Luxembourg	98-0217915
Meritor Management Corp.	Delaware	25-1221513
Meritor Netherlands B.V.	Netherlands	98-0228486
Meritor Technology, LLC	Delaware	98-0272396
Meritor Transmission, LLC	Delaware	38-3481985

2135 West Maple Road
Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip code)

___________________________

Subordinated Debt Securities
Convertible Debt Securities
Guarantees of Subordinated Debt Securities
and Guarantees of Convertible Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, DC 20219
United States Department of the Treasury

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 10th day of December, 2014.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/	Lawrence M. Kusch
Name:		Lawrence M. Kusch
Title:		Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business September 30, 2014, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	2,482
Interest-bearing balances	286
Securities:
Held-to-maturity securities	0
Available-for-sale securities	644,967
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	178,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	11,971
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	110,619
Other assets	126,482
Total assets	$1,931,120

LIABILITIES
Deposits:
In domestic offices	904
Noninterest-bearing	904
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	257,116
Total liabilities	258,020
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,128
Not available
Retained earnings	549,211
Accumulated other comprehensive income	761
Other equity capital components	0
Not available
Total bank equity capital	1,673,100
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,673,100
Total liabilities and equity capital	1,931,120

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)